Exhibit 99.1

Filed by SUPERVALU INC.
FOR IMMEDIATE RELEASE	Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: SUPERVALU INC., File #1-5418

SUPERVALU, CVS AND A CERBERUS-LED GROUP

AGREE TO ACQUIRE ALBERTSONS FOR $17.4 BILLION

SUPERVALU Will Buy Key Retail Operations Including Acme Markets, Bristol Farms, Jewel-Osco, Shaw’s

Supermarkets, Star Markets, And Albertsons Banner Stores In The Intermountain, Northwest And Southern

California Regions. The Acquisition Will Also Include The Related In-Store Pharmacies Under The Osco Drug

And Sav-on Banners.

Acquisition Triples SUPERVALU’s Retail Operations To Become Nation’s

Second-Largest Supermarket Company.

New SUPERVALU to Have Sales of Approximately $44 Billion and EBITDA of $2.7 Billion.

Transaction Expected To Be Immediately Double-Digit Accretive To Diluted EPS Excluding One-Time Costs

Related To The Transaction

MINNEAPOLIS, January 23, 2006 — SUPERVALU (NYSE:SVU), CVS (NYSE:CVS) and an investment group led by Cerberus Capital Management, L.P., including Kimco Realty, Schottenstein Stores Corp., Lubert-Adler Partners and Klaff Realty, announced today that they have reached definitive agreements to acquire Albertson’s, Inc. (NYSE: ABS) for $17.4 billion in cash, stock and debt assumption. Under the terms of the agreements, Albertsons stockholders will receive $20.35 in cash and a fixed exchange ratio of 0.182 shares of SUPERVALU stock for each Albertsons share. The value of the SUPERVALU stock, based on a $32.65 average stock price using the 20 day trading average of the closing price of SUPERVALU stock through January 20, 2006, is $5.94 bringing total consideration per share to $26.29. The $17.4 billion purchase price assumes the settlement of the Albertsons Hybrid Income Term Security units (HITS). The boards of SUPERVALU, CVS and Albertsons, as well as the investment committees or equivalents of the Cerberus-led group, have approved the transaction.

SUPERVALU will acquire the operations of Acme Markets, Bristol Farms, Jewel-Osco, Shaw’s Supermarkets, Star Markets, and Albertsons banner stores in the Intermountain, Northwest and Southern California regions. SUPERVALU will also acquire the related in-store pharmacies under the Osco and Sav-on banners. As a result of the acquisition, which totals 1,124 stores, the new SUPERVALU will become the nation’s second-largest supermarket chain. CVS Corporation will acquire approximately 700 stand-alone Sav-On and Osco drugstores in southern California, the southwest and Midwest, as well as the distribution center in La Habra, California. CVS will also acquire Albertsons ownership interests in the drugstore real estate. The Cerberus-led group will acquire stores in Dallas/Ft Worth, Northern California, Florida, the Rocky Mountains and the Southwest.

SUPERVALU’s total consideration is approximately $12.4 billion in stock, cash and the assumption of approximately $6.1 billion of Albertsons debt. Following the transaction, which is expected to close during summer 2006, approximately 65 percent of the new SUPERVALU will be held by existing SUPERVALU stockholders and approximately 35 percent will be held by Albertsons stockholders on a fully diluted basis reflecting options, awards and the settlement of the HITS. The new SUPERVALU will have approximately 224 million fully diluted common shares outstanding, compared to approximately 146 million fully diluted common shares outstanding today.

Proforma combined Fiscal 2006 annual sales of the new SUPERVALU are expected to be approximately $44 billion; with approximately $2.7 billion of EBITDA. SUPERVALU EBITDA margins are expected to increase as a result of the combination by approximately 140 basis points, from 4.8% to 6.2%. An additional 30 to 40 basis point improvement is anticipated, reflecting $150 million to $175 million of pretax synergies by the end of the third full year. The planned synergies are primarily related to better economies of scale across the new retail footprint, optimization of the supply chain network and elimination of redundant costs. On an annual basis, the transaction is expected to immediately generate double-digit percent earnings per share accretion when excluding one-time costs related to the transaction.

The transaction is subject to approval by both SUPERVALU and Albertsons stockholders as well as customary regulatory approvals. Jeff Noddle, chairman and CEO of SUPERVALU, will be chairman and CEO of the combined company.

Noddle said, “Today we have put in motion a series of actions that will dramatically transform SUPERVALU. We will realize a sizeable increase in our retail footprint and supply chain network, strengthening our ability to effectively compete in today’s challenging grocery industry. The combination of operations will create a premier food retail powerhouse of 2,656 stores from coast to coast, tripling the size of our current retail operations. By adding prestigious supermarket nameplates across the country, each with strong market presence in their respective regions, we will have the critical mass and footprint to leverage the combined operations to become a more profitable business.”

He continued: “This acquisition is a strategic fit with SUPERVALU’s approach of operating a diversified portfolio of regional banners – locally managed and branded – with strong prevailing market shares. We are also, of course, thrilled to join forces with a highly skilled employee base and look forward to building on our combined strengths, cultures and historical roots.”

“We have successfully added retail banners to our portfolio of stores in the past and this gives us confidence that, with the collective leadership of SUPERVALU and the acquired retail operations, we will achieve the benefits of the combination – a company with better potential for growth and profitability than a stand-alone SUPERVALU. We believe we have acquired the right assets at the right price. I’d like to thank our partners in this transaction – both CVS and the Cerberus-led group – for their role in creating a unique arrangement that will truly benefit all our companies.”

“In summary,” he added, “for both the SUPERVALU and Albertsons stockholders, this combination creates a very strong competitor with high market penetrations, tremendous brand equities, significant size and scale and sufficient financial flexibility.”

SUPERVALU has received a binding commitment letter from the Royal Bank of Scotland for the necessary acquisition financing as well as the ongoing bank facility for the new SUPERVALU. Approximately $6.1 billion of Albertsons debt, including $0.7 billion of capital leases, will be assumed by the new SUPERVALU. SUPERVALU expects that its debt ratings will be downgraded; however the company is confident that the newly formed entity will generate sufficient free cash flow to support its debt service requirements and to improve its overall credit profile. The new SUPERVALU will not have significant debt maturities until Fiscal Year 2010.

Lazard served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to SUPERVALU. Lehman Brothers, UBS Investment Bank and J.P. Morgan Securities Inc. were the financial advisors to the Cerberus-led group.

Investment Community Conference Call and Webcast

SUPERVALU will discuss this transaction on a live conference call and webcast to be held January 23, 2006 at 7:30AM Central Time / 8:30AM Eastern Time.

Interested parties are encouraged to access the live webcast on the SUPERVALU website at www.supervalu.com. Interested parties also can participate in the live conference call domestically by dialing (877) 704-5391 or internationally by dialing (913) 312-1301. A replay of the call will be available until February

10, 2006 by dialing (719) 457-0820. The replay passcode is 5522264. Copies of the presentation related to the transaction webcast will be available at SUPERVALU’s website.

Media Conference Call – Q&A only

SUPERVALU will also hold a conference call for the members of the media at 1:30PM Central Time / 2:30PM Eastern Time. The press can participate in the conference call domestically by dialing at (888) 802-2266 or internationally by dialing (913) 312-1270.

About SUPERVALU INC.

Celebrating its 135th year of fresh thinking, SUPERVALU INC., a Fortune 500 company, is one of the largest companies in the United States grocery channel. With annual revenues of approximately $20 billion, SUPERVALU holds leading market share positions across the U.S. with its 1,532 retail grocery locations, including licensed Save-A-Lot locations. With its Save-A-Lot format, the company holds the number one market position in the extreme value grocery retail sector. Through SUPERVALU’s geographically diverse supply chain network, the company provides distribution and related logistics support services to grocery retailers across the nation. In addition, SUPERVALU’s third-party logistics business provides end-to-end supply chain management solutions that deliver value for manufacturers, consumer products retailers and food service customers. SUPERVALU currently has approximately 57,000 employees. For more information about SUPERVALU visit http://www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by SUPERVALU and Albertsons stockholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs or difficulties related to the integration of Albertsons operations into SUPERVALU will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of SUPERVALU’s and Albertsons reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required,

SUPERVALU undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

SUPERVALU and Albertsons will file a joint proxy statement/prospectus with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about SUPERVALU and Albertsons, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to SUPERVALU INC., 11840 Valley View Road, Eden Prairie, Minnesota, 55344, Attention: Corporate Secretary, or to Albertsons, Inc., 250 East Parkcenter Boulevard, Boise, Idaho, 83706-3940, Attention: Corporate Secretary. The respective directors and executive officers of SUPERVALU and Albertsons and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SUPERVALU’s directors and executive officers is available in its proxy statement filed with the SEC by SUPERVALU on May 12, 2005, and information regarding Albertsons directors and executive officers is available in its proxy statement filed with the SEC by Albertsons on May 6, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

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CONTACTS:

Investors:

Yolanda Scharton

Vice President, Corporate Communications & Investor Relations

952 828 4540

Yolanda.scharton@supervalu.com

David Heinsch

Investor/Analyst Relations

952-828-4225

Dave.heinsch@supervalu.com

Media Relations

Haley Meyer/John Anderson

952 828 4786

952-828-4515

Haley.meyer@supervalu.com

media.contact@supervalu.com

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